Exhibit 99.1

HYLIION HOLDINGS REPORTS FOURTH-QUARTER AND FULL-YEAR 2024 FINANCIAL RESULTS

AUSTIN, Texas, February 25, 2025 – Hyliion Holdings Corp. (NYSE American: HYLN) (“Hyliion”), a developer of modular power plant technology, today reported its fourth-quarter and full-year 2024 financial results.

Key Business Highlights

•Delivered the first Early Adopter Customer Unit in early 2025
•Secured commitments for over 100 KARNO™ generators, creating a multiyear backlog
•Executed a Letter of Intent (LOI) with a leading data center developer for initial deployment and multiyear opportunity for up to 70 megawatts (350 KARNO 4-shaft units) of generating capacity
•Recorded revenue of $1.5 million in the fourth quarter of 2024 for research and development services
•Awarded a $6 million federal grant for the deployment of up to 2 megawatts of KARNO generators to support methane emission reduction efforts in the oil and gas industry
•Announced a planned deployment with Al Khorayef for up to 12 KARNO generators in Saudi Arabia
•Provided 2025 revenue guidance of $10 to $15 million including generator sales and research and development services
•Ended the year with $220 million in cash and investments
•Provided 2025 guidance of approximately $60 million in cash expenditures, including KARNO development, product commercialization and capital expenditures

Executive Commentary

"We are pleased to report significant achievements in building customer backlog and delivering our first Early Adopter Customer Unit of the KARNO generator,” said Thomas Healy, Hyliion’s Founder and CEO. “In the fourth quarter, we recognized revenue and operating income from research and development services and secured two notable customer agreements: our first LOI with a data center customer for our recently announced 2-megawatt KARNO generator product and our first Middle East customer for the 200 kW model. We look forward to ongoing customer deliveries and commercialization of the 200 kW generator later this year."

KARNO Commercial Updates

In early 2025, the Company delivered the first of its Early Adopter Customer Units and plans to deliver ten units through approximately the middle of the year, followed by additional deliveries later in the year. Early Adopter Customer Units aim to validate the KARNO generator’s performance against customer requirements, with customer feedback helping to refine and enhance the system, as well as to address any performance issues that may arise. Some of these units will remain at Hyliion’s Cincinnati facility for further testing and validation as outlined in customer contracts, while others will be delivered to customer sites for various applications, including vehicle charging, waste-gas-to-power generation and development units for the Navy.

Hyliion has secured customer contracts and non-binding LOIs for over 100 KARNO generators, creating a multiyear backlog of interest. Hyliion is introducing a locally deployable 200 kW

Exhibit 99.1
genset this year and plans to commercialize a 2-megawatt model in 2026, targeting markets such as EV charging, data centers, waste gas & heat, prime power and mobility applications.

Hyliion has entered into an LOI with a leading data center developer for the initial deployment of a KARNO 2-megawatt generator in 2026. Beyond the existing backlog, this LOI presents a multiyear opportunity of up to 70 megawatts of generating capacity, equivalent to 350 KARNO 4-shaft units. The KARNO generator is ideally suited to meet the growing electricity demands of data center operations with its high-power, efficient, and low-emission solution, with a compact footprint approximately the size of a 20-foot shipping container. Its unique fuel flexibility and high-power density give data center operators a competitive edge over conventional power solutions. The multiyear deployment is contingent on successful performance and early deployments.

In the fourth quarter of 2024, Hyliion reported its first revenue and operating income from research and development services related to its contract with the Office of Naval Research. The KARNO generator is currently being evaluated by ONR as a potential power source for future maritime platforms and stationary power applications.

Hyliion also recently signed an LOI with Al Khorayef, a leader in the power generation industry in the Middle East. The LOI outlines plans to deliver up to twelve 200 kW KARNO generator units to Saudi Arabia for deployment in agricultural and other power generation applications. The companies aim to explore the wider adoption of KARNO generators in the region, aligning with Saudi Arabia’s Vision 2030 sustainability goals to reduce pollutants and enhance food security.

In late 2024, Hyliion was awarded a $6 million grant from the U.S. Department of Energy’s Methane Emission Reduction Program to advance the reduction of methane emissions in the oil and gas industry. The grant will enable Hyliion to install up to 2 megawatts of KARNO generators in collaboration with oil and gas partners and will demonstrate the generator’s unique ability to operate on unprocessed wellhead gas and produce sustainable near-zero emissions electricity.

Customer LOIs are non-binding in nature and are subject to the execution of binding commercial agreements.

KARNO Generator Development

Hyliion continues the testing and validation of the 200 kW KARNO generator system and the design of the 2-megawatt KARNO generator. The Company primarily faced two challenges related to a key contract manufacturer and the processing of a printed component. Hyliion continues to work with the contract manufacturer to improve output and is enhancing processing of printed parts to enable a ramp-up in generator production capacity throughout the year. As a result, the Company adjusted the initial delivery timeline for Early Adopter Customer Units from late 2024 to early 2025.

Hyliion continues to take delivery of additive printing machines at its Austin, Texas manufacturing facility and has placed orders for additional printers to expand its manufacturing capacity. In December, the Company took delivery of its first M Line production additive printer from Colibrium Additive, a GE Aerospace company, marking the first deployment of an M Line system in the United States outside of GE. Hyliion has placed orders for additional M Line machines, with deliveries scheduled to continue throughout 2025. These advanced printers are designed for volume production, assisting with Hyliion’s manufacturing scale-up.

Exhibit 99.1
Financial Highlights and Guidance

The Company recorded $1.5 million of revenue related to research and development services in the fourth quarter and full year in 2024, along with cost of revenue of $1.4 million. Gross margin was $100 thousand for the fourth quarter. The Company reported $672 thousand of revenue in 2023 and a gross margin loss of $1.0 million.

Fourth quarter operating expenses totaled $17.2 million, compared to $32.6 million in the prior-year quarter. Expenses include a $900 thousand write-down of the value of assets held for sale from the Company’s discontinued powertrain business, mostly offset by gains on sales of other powertrain assets. Net loss in the fourth quarter was $14.4 million, compared with $29.1 million in the fourth quarter of 2023. The full-year net loss for 2024 was $52.0 million, including $3.0 million of expenses related to the shutdown of the discontinued powertrain business, net of asset sale gains. Losses in 2024 are down from $123.5 million in 2023, primarily driven by reduced spending related to Hyliion’s powertrain business, partially offset by higher spending for the KARNO generator product.

Total changes in cash and investment balances for the fourth quarter were $17.8 million, driven by net operating losses and capital expenditures, partly offset by cash generated from interest income and powertrain asset sales. Total cash and investments at the end of the quarter were $219.7 million.

For 2024, total cash consumed for KARNO development and capital investments was $58.0 million, excluding $14.1 million spent on share repurchases and $7.6 million of payments related to the shutdown of the powertrain business, net of asset sale proceeds.

Projections for 2025 include $10 to $15 million of revenue related to research and development services and KARNO generator sales. The Company also expects total cash expenditures in 2025 to be similar to the $58 million spent in 2024, net of planned lease financing for some capital investments.

About Hyliion

Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The Company’s primary focus is to provide modular power plants that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, Ohio, Hyliion is initially targeting the commercial and waste management industries with a locally deployable generator that can offer prime power as well as energy arbitrage opportunities. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine. The KARNO generator is a fuel-agnostic solution, enabled by additive manufacturing, that leverages a linear heat generator architecture. The Company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Exhibit 99.1
Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business; our ability to comply with governmental regulations related to defense spending and procurement; the suitability of our products for defense applications; and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2025 for the year ended December 31, 2024 and in our subsequently filed Forms 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts

Hyliion Holdings Corp.
press@hyliion.com

Investor Relations
ir@hyliion.com

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Revenues
Product sales and other	$—	$—	$—	$672
Research and development services	1,509	—	1,509	—
Total revenues	1,509	—	1,509	672
Cost of revenues
Product sales and other	—	41	—	1,716
Research and development services	1,415	—	1,415	—
Total cost of revenues	1,415	41	1,415	1,716
Gross profit (loss)	94	(41)	94	(1,044)
Operating expenses
Research and development	11,263	8,768	37,004	82,240
Selling, general and administrative	5,880	12,346	24,382	42,611
Exit and termination costs	61	11,474	3,007	11,474
Total operating expenses	17,204	32,588	64,393	136,325
Loss from operations	(17,110)	(32,629)	(64,299)	(137,369)
Interest income	2,712	3,463	12,216	13,808
Gain on disposal of assets	—	—	3	1
Other income, net	—	36	32	50
Net loss	$(14,398)	$(29,130)	$(52,048)	$(123,510)

Net loss per share, basic and diluted	$(0.08)	$(0.16)	$(0.30)	$(0.68)

Weighted-average shares outstanding, basic and diluted	173,764,148	182,885,328	174,915,487	181,411,069

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$9,227	$12,881
Accounts receivable, net	1,923	40
Prepaid expenses and other current assets	6,401	18,483
Short-term investments	110,918	150,297
Assets held for sale	2,563	—
Total current assets	131,032	181,701

Property and equipment, net	25,920	9,987
Operating lease right-of-use assets	5,431	7,070
Other assets	1,079	1,439
Long-term investments	99,584	128,186
Total assets	$263,046	$328,383

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,243	$4,224
Current portion of operating lease liabilities	2,426	847
Accrued expenses and other current liabilities	6,622	10,051
Total current liabilities	14,291	15,122

Operating lease liabilities, net of current portion	4,366	6,792
Other liabilities	—	203
Total liabilities	18,657	22,117

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 184,428,472 and 183,071,317 shares issued as of December 31, 2024 and 2023, respectively; 173,818,402 and 183,034,255 shares outstanding as of December 31, 2024 and 2023, respectively	18	18
Additional paid-in capital	408,315	404,045
Treasury stock, at cost; 10,610,070 and 37,062 shares as of December 31, 2024 and 2023, respectively	(14,132)	(33)
Accumulated deficit	(149,812)	(97,764)
Total stockholders’ equity	244,389	306,266
Total liabilities and stockholders’ equity	$263,046	$328,383

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(52,048)	$(123,510)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,147	3,511
Amortization and accretion of investments, net	(3,078)	(2,868)
Noncash lease expense	1,639	1,496
Inventory write-down	—	1,139
Gain on disposal of assets, including assets held for sale	(2,850)	(1)
Share-based compensation	4,615	6,217
Carrying value adjustment to assets held for sale	6,464	—
Change in operating assets and liabilities:
Accounts receivable	(1,883)	1,096
Inventory	—	(1,065)
Prepaid expenses and other assets	(5,444)	463
Accounts payable	(2,865)	1,356
Accrued expenses and other liabilities	(3,588)	(3,020)
Operating lease liabilities	(847)	(1,776)
Net cash used in operating activities	(56,738)	(116,962)

Cash flows from investing activities
Purchase of property and equipment	(16,525)	(7,401)
Proceeds from sale of property and equipment	5,385	2
Payments for security deposit	—	(45)
Purchase of investments	(96,253)	(189,670)
Proceeds from sale and maturity of investments	166,886	215,422
Net cash provided by investing activities	59,493	18,308

Cash flows from financing activities
Proceeds from exercise of common stock options	67	257
Taxes paid related to net share settlement of equity awards	(412)	(239)
Repurchase of treasury stock	(13,982)	(33)
Net cash used in financing activities	(14,327)	(15)

Net decrease in cash and cash equivalents and restricted cash	(11,572)	(98,669)
Cash and cash equivalents and restricted cash, beginning of period	21,464	120,133
Cash and cash equivalents and restricted cash, end of period	$9,892	$21,464